Exhibit 99.1
VOLCANO ANNOUNCES AGREEMENT TO ACQUIRE CARDIOSPECTRA
CardioSpectra’s ultra-high-resolution OCT offering will enhance Volcano’s technology leadership position and potential for product pipeline expansion
     SAN DIEGO, CA, December 10, 2007—Volcano Corporation (NASDAQ: VOLC), a provider of intravascular ultrasound (IVUS) and functional measurement (FM) products designed to enhance the diagnosis and treatment of vascular and structural heart disease, said today that it has reached a definitive agreement to acquire CardioSpectra, Inc., a privately-held company developing innovative Optical Coherence Tomography (OCT) technology. CardioSpectra’s unique OCT imaging system is expected to complement Volcano’s existing product offerings and will further enhance Volcano’s position as an imaging technology leader in the field of interventional medicine.
     Under terms of the agreement, Volcano will pay $25 million in cash at closing, which is expected to occur by the end of the year. In addition, Volcano may make additional payments based on the achievement of certain product development, regulatory and revenue milestones. Any future payments may be made in cash or stock or a combination of both at Volcano’s discretion.
     Founded in 2005 and based in San Antonio, Texas, CardioSpectra’s core product line is based on technology licensed from the University of Texas and Dr. Thomas Milner, a co-founder of CardioSpectra.
     “We believe CardioSpectra’s OCT technology and products will be an important addition to Volcano, as we expect that it will allow us to expand our reach into clinical situations where extremely high resolution imaging is paramount. Our long term goal is to integrate this OCT functionality directly into our s5i integrated imaging suite of products — offering hospitals and physicians a complete, multi-functional capability that seamlessly provides IVUS, functional measurement and OCT all in one system,” said Scott Huennekens, president and chief executive officer of Volcano.
     “CardioSpectra’s OCT system allows fast, easy imaging of highly detailed structures in the vasculature, including vessel wall defects, intra-luminal thrombus and stent struts. The ability to visualize stent expansion and apposition is excellent when using OCT. In fact, CardioSpectra’s OCT resolution is such that it is able to visualize even very thin layers of cells covering drug eluting stent struts at follow-up. We expect this capability will be highly valued by other device manufacturers as they design and conduct clinical trials to assess the safety and effectiveness of new implantable devices,” he continued.
     “The resolution from this system is truly remarkable — providing significantly greater resolution in the near field than conventional IVUS. Rather than competing with our IVUS offerings, OCT complements our existing business by opening up clinical indications and research opportunities beyond those available to IVUS.”

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     CardioSpectra’s offering consists of a console with advanced custom software, a pull-back device and disposable catheters. The system and accessories are not approved for human use at this time. The company expects to file for appropriate U.S. and international approvals during 2008. CardioSpectra holds a number of issued U.S. patents on its technology with many additional patents pending.
     Chris Banas, chief executive officer of CardioSpectra, stated, “We believe CardioSpectra and Volcano are a very strong fit. Volcano brings a deep knowledge of the field of invasive imaging, an exceptional worldwide distribution organization and the eventual ability to integrate our OCT imaging system into their integrated s5i invasive imaging suite. IVUS and OCT have the potential to be highly complementary, particularly when both systems are integrated directly into the cath lab and ready for use at a moment’s notice. CardioSpectra adds a new dimension in imaging to Volcano and will provide a group of very talented OCT engineers to the team.”
     Steve Bailey, MD, Professor of Medicine and Radiology and Chief of Cardiology at the University of Texas Health Sciences Center, San Antonio, commented, “I have used CardioSpectra’s current system and catheter on many occasions in our animal lab here in San Antonio. This system is fast and very easy to use — and the images are truly extraordinary. With the resolution provided by CardioSpectra’s OCT we are able to see stent malapposition and vessel wall morphologies with a clarity never before achieved. I believe that marrying this technology with the strong clinical and market development team at Volcano will create a powerful combination.”
     Volcano indicated that it will discuss the impact of this transaction on its expected fiscal 2008 results when it provides guidance for fiscal 2008 on its fourth quarter conference call in February. Additional details on the transaction can be found on Volcano’s Current Report on Form 8-K, filed today with the Securities and Exchange Commission.
About Volcano
     Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart diseases and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH™ IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires. Currently, more than 2,900 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at http://www.volcanocorp.com.

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About CardioSpectra, Inc.
     Founded in 2005 and headquartered in San Antonio, Texas, CardioSpectra is focused on the development of innovative medical devices based upon an extensive patent portfolio of Optical Coherence Tomography (OCT) systems and ultrasound technologies. OCT images are created by detecting light reflected from tissue, forming optical interference patterns that generate high-resolution 2D and 3D renderings of the tissue structure. Regulatory approval is currently being sought for its Spectral-Domain OCT System, which provides high-level capability to both visualize stent placement and determine the progress of coronary stent healing. The company’s products are based on technology licensed from company co-founder Dr. Thomas Milner, a collaborative research program between the University of Texas at Austin, where Dr. Milner is a Professor of Biomedical Engineering, and the University of Texas Health Science Center in San Antonio (UTHSCSA), where cardiologist and co-founder Dr. Marc Feldman is a Professor of Medicine. UTHSCSA’s Office of Technology Ventures, under the leadership of former Director, Alan H. Dean, spearheaded the multi-institutional license agreement. The company was spun out of the University of Texas system by Dr. Paul Castella (President and CFO) and Christopher E. Banas (Chairman and CEO), who are principals of Targeted Technology Ventures, LLC. Together, they organized the equity financing of CardioSpectra and managed the advancement and commercial development of the OCT technology. The Company received financing primarily from Texan institutional investors, including ATP Partners, LP (San Antonio, TX), Scientific Health Development (Dallas, TX), Barshop Ventures (San Antonio, TX), the State of Texas Emerging Technology Fund, the SCOUT Fund (Birmingham, AL), as well as significant support from prominent local investors such as Charles Martin Wender and Philip J. Romano (who financed the initial development of the Palmaz® coronary stent developed at UTHSCSA).
Forward-Looking Statements
     This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this news release regarding the CardioSpectra acquisition, Volcano’s business and technology, and CardioSpectra’s business and technology that are not historical facts may be considered “forward-looking statements,” including statements regarding the CardioSpectra acquisition, its expected benefits to Volcano and CardioSpectra, the complementary nature of each company’s technology and skill sets to the other, the acquisition’s anticipated timing, Volcano’s long-term goals from the CardioSpectra acquisition, the milestones under the CardioSpectra merger agreement and whether they may be attained and to what extent, the features of CardioSpectra’s technology and its potential, and CardioSpectra’s expected timing for filing for regulatory approvals. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained here. Some of the potential risks and uncertainties that could cause actual result to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.
Contacts:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
or
Neal B. Rosen
Ruder-Finn
(415) 692-3058

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